SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to 240, 14a-11(c) or 240, 14a-12

GREENLIGHT CAPITAL RE, LTD.

(Name of Registrant as Specified in its Charter)

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Greenlight Capital Re, Ltd.
The Grand Pavilion, 802 West Bay Road
P.O. Box 31110
Grand Cayman, KY1-1205
Cayman Islands

NOTICE OF A POSTPONEMENT OF
ANNUAL GENERAL MEETING OF SHAREHOLDERS

NOTICE is hereby given that the annual general meeting of shareholders of Greenlight Capital Re, Ltd., or the Company, called for May 2, 2008, has been postponed.

The postponement is due to the fact that notice of the meeting as required by the Company’s amended and restated memorandum and articles of association was not properly provided, which resulted from a failure by the transfer agent engaged by the Company to deliver the Company’s proxy statement to a substantial number of the Company’s shareholders.

The Company desires that every shareholder have ample time to exercise the right to vote at the annual general meeting of shareholders, and since this appears not to be possible, we have decided to postpone the annual general meeting. We regret any inconvenience this may cause.

We presently plan to hold an annual general meeting of the shareholders of the Company on July 10, 2008. The Company has elected June 2, 2008 as the new record date for shareholders entitled to receive notice of, and to vote at, the annual general meeting. Shareholders will receive soon after the record date a new notice of annual general meeting and proxy statement as well as a copy of the Company’s annual report on Form 10-K.

May 1, 2008	By Order of the Board of Directors
Leonard Goldberg Chief Executive Officer